CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #675 to the Registration Statement on Form N-1A of Muzinich Low Duration Fund, a series of Professionally Managed Portfolios.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 29, 2016